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                                                                    EXHIBIT 23.4

                   CONSENT OF HANKIN, SANDSON & SANDMAN
  We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement of Aztar Corporation (File No. 333-05213). In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/  Mark H. Sandson
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Mark H. Sandson
Dated: July 11, 1996